                                                                   EXHIBIT 99.03

                         MBIA INC AND SUBSIDIARIES (1)
             COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES
                       (IN THOUSANDS EXCEPT FOR RATIOS)

  THE INFORMATION APPEARING BELOW PRESENTS HISTORICAL CONSOLIDATED FINANCIAL
                           RESULTS FOR THE COMPANY.

                                                                                                                    SIX MONTHS
                                                              YEARS ENDED DECEMBER 31                             ENDED JUNE 30
                                       -----------------------------------------------------------------      -------------------
                                           1993          1994           1995          1996          1997          1997       1998
                                       -----------------------------------------------------------------      -------------------
EARNINGS
 Operating income before taxes         $339,790      $347,315       $375,009      $448,415      $525,252      $250,582   $289,140
 Interest expense                        28,103        28,362         29,642        34,665        38,653        17,913     21,090
 Portion of rentals
  deemed to be interest                     765           867            869           886         1,200           591        742
                                       -----------------------------------------------------------------      -------------------
 EARNINGS                              $368,658      $376,544       $405,520      $483,966      $565,105      $269,086   $310,972
                                       =================================================================      ===================

FIXED CHARGES
 Interest expense                      $ 28,103      $ 28,362       $ 29,642      $ 34,665      $ 38,653      $ 17,913   $ 21,090
 Portion of rentals
  deemed to be interest                     765           867            869           886         1,200           591        742
                                       -----------------------------------------------------------------      -------------------
 FIXED CHARGES                         $ 28,868      $ 29,229       $ 30,511      $ 35,551      $ 39,853      $ 18,504   $ 21,832
                                       =================================================================      ===================

 RATIO OF EARNINGS TO FIXED CHARGES        12.8          12.9           13.3          13.6          14.2          14.5       14.2
                                       =================================================================      ===================

     (1) Includes merged company results (MBIA Inc, CapMAC Holdings Inc. &
                           1838 Investment Advisors)